Exhibit 24

POWER OF ATTORNEY

December 29, 2020

Know all by these presents, that the undersigned hereby constitutes and appoints each of Lionel E. Selwood, Jr. and Lauren Webb (each, an “Attorney-in-fact” and collectively, the “Attorneys-in-fact”) as his or her true and lawful attorney-in-fact to:

1.                   execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner, director and/or officer, as applicable, of Romeo Power, Inc. (the “Company”) which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), (a) Schedules 13D and 13G (and any amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules promulgated thereunder, (b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and (c) any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

2.                   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

3.                   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact’s discretion.

The undersigned hereby grants to each of the Attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the Attorneys-in-fact, in serving in such capacity at the request of such undersigned, is not assuming any of such undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

This Power of Attorney with respect to the undersigned shall remain in full force and effect until the earlier of (a) such undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to such undersigned’s holdings of and transactions in securities of the Company, (b) with respect to each of the Attorneys-in-fact, the date such Attorney-in-fact’s employment with the Company terminates or (c) with respect to each of the Attorneys-in-fact, such Power of Attorney is revoked by the undersigned in a signed writing delivered to such Attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ Susan Brennan
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Susan Brennan
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